EXHIBIT 11
                            WOODHEAD INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
            (Amounts in thousands, except per share data; unaudited)


                               Three Months Ended       Three Months Ended
                                    4/1/00                    4/3/99
                             ---------------------     ---------------------

                             Basic        Diluted      Basic        Diluted
                             --------     --------     --------     --------

Net Income                   $  3,537     $  3,537     $  2,914     $  2,914
                             ========     ========     ========     ========

Weighted average
  common shares                11,324       11,324       11,090       11,090
Dilutive common
   stock options                   --          436           --          293
                             --------     --------     --------     --------

Weighted average
   common shares plus
   dilutive common stock
   options                     11,324       11,760       11,090       11,383
                             ========     ========     ========     ========

Earnings per share           $   0.31     $   0.30     $   0.26     $   0.26
                             ========     ========     ========     ========


                               Six Months Ended           Six Months Ended
                                    4/1/00                     4/3/99
                             ---------------------     ---------------------

                             Basic        Diluted      Basic        Diluted
                             --------     --------     --------     --------


Net Income                   $  6,196     $  6,196     $  5,267     $  5,267
                             ========     ========     ========     ========

Weighted average
  common shares                11,307       11,307       11,066       11,066
Dilutive common
   stock options                   --          436           --          305
                             --------     --------     --------     --------

Weighted average
   common shares plus
   dilutive common stock
   options                     11,307       11,743       11,066       11,371
                             ========     ========     ========     ========

Earnings per share           $   0.55     $   0.53       $ 0,48     $   0.46
                             ========     ========     ========     ========


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